UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

Danimer Scientific, Inc.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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☐ Fee paid previously with preliminary materials:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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The information below relates to the proxy statement (the “Proxy Statement”) of Danimer Scientific, Inc. (the “Company”), filed with the Securities and Exchange Commission on November 12, 2021, furnished to stockholders of the Company in connection with the annual meeting of stockholders scheduled on December 15, 2021 (the “Annual Meeting”) and supplements the information found on pages 29–30 of the Proxy Statement with respect to how to participate in the Annual Meeting.

Q.     How do I vote at the virtual-only Meeting?

A.     If you are a stockholder of record as of November 8, 2021, the record date for the annual meeting, you may vote during the virtual-only Meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2021 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with Continental Stock Transfer and Trust Company as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by Continental Stock Transfer and Trust Company.

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2021 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Stockholders may submit a question online in advance of the meeting. Questions submitted by stockholders must be directly related to the ballot items in this proxy statement. Stockholders who wish to submit a question in advance may do so by emailing us at: ir@danimer.com. Stockholders can also access copies of the proxy statement and annual report in the Investor Relations section of our website.

A final report of the inspector of election and answers to relevant questions asked by investors in connection with the annual meeting will be posted in the Investor Relations section of our website.

In addition, we will offer technical support for all stockholders attending the meeting.